UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 18, 2011

Date of earliest event reported: April 14, 2011

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square

Docklands

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

+353 1 897 2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On April 14, 2011, the board of directors of Warner Chilcott plc (the “Company”) approved a plan to restructure the Company’s operations in Belgium, the Netherlands, France, Germany, Italy, Spain, Switzerland and the United Kingdom. The restructuring will not impact the Company’s operations at its headquarters in Dublin, Ireland, its facilities in Dundalk, Ireland, Larne, Northern Ireland or Weiterstadt, Germany or its commercial operations in the United Kingdom. The Company determined to proceed with the restructuring following the completion of a strategic review of its operations in its Western European markets where its product ACTONEL (risedronate sodium) lost exclusivity in late 2010. ACTONEL accounted for approximately 70% of the Company’s Western European revenues in 2010. In connection with the restructuring, the Company intends to move to a wholesale distribution model in the affected jurisdictions to minimize operational costs going forward. The Company currently expects to complete the restructuring by the middle of 2012. The implementation of the restructuring plan is expected to impact approximately 500 employees and remains subject to consultation with local works councils in certain European jurisdictions.

In connection with the restructuring, the Company currently expects to record aggregate restructuring charges of approximately $120 to $130 million based on current exchange rates, consisting of approximately $115 to $125 million in employee severance charges and approximately $5 million as a result of lease and other contract terminations. All of these charges will result in future cash expenditures for the Company. The substantial majority of the restructuring charges are expected to be recognized in 2011 and relate to employee severance. Approximately $43 million in employee severance charges are expected to be recorded in the quarter ended March 31, 2011.

Item 2.06	Material Impairments

On April 14, 2011, the board of directors of the Company also approved the decision to repurpose its Manati, Puerto Rico manufacturing facility (the “Manati Facility”). As a result, the Company expects to record aggregate charges of approximately $33 million in the quarter ended March 31, 2011, consisting of approximately $26 million in non-cash charges resulting from the write-down of certain property, plant and equipment assets and approximately $7 million in employee severance charges. Going forward, the Manati Facility will primarily serve as a warehouse and distribution service center. Only the employee severance charge is expected to result in future cash expenditures for the Company.

Item 7.01	Regulation FD Disclosure

The Company issued a press release announcing the Western European restructuring plan and repurposing of the Manati Facility on April 18, 2011. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01 and the attached exhibit is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release issued April 18, 2011.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including estimates of costs related to the activities described herein. These statements are based on the current expectations and beliefs of the management of the Company and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, as well as other factors affecting the operation of the business of the Company. More detailed information about these factors may be found in the filings by the Company with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2010. The Company is under no obligation, and expressly disclaims any obligation, to update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/S/ PAUL HERENDEEN
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: April 18, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued April 18, 2011.